UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre		19104
2929 Arch Street, Suite 675		(Zip Code)
Philadelphia, Pennsylvania
(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Investment Corporation II (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 24, 2014.  As of April 21, 2014, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 304,526,096 shares of common stock were eligible to be voted, and 115,112,638 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon:

•	Proposal No. 1 – the election of ten members of the board of directors of the Company to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

All director nominees listed in the Company’s 2014 proxy statement were elected by the Company’s stockholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Barbara Adams	68,378,420	1,850,680	44,883,538
David J. Adelman	68,359,454	1,869,646	44,883,538
Stephen T. Burdumy	68,305,590	1,923,510	44,883,538
Michael C. Forman	68,404,499	1,824,601	44,883,538
Michael J. Heller	68,385,773	1,843,327	44,883,538
Jerel A. Hopkins	68,109,569	2,119,531	44,883,538
Robert E. Keith, Jr.	68,250,558	1,978,542	44,883,538
Paul Mendelson	68,381,789	1,847,311	44,883,538
John E. Stuart	68,347,461	1,881,639	44,883,538
Scott J. Tarte	68,368,406	1,860,694	44,883,538

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was also approved by the Company’s stockholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,686,888	586,414	1,839,336	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	June 25, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer